Exhibit 99.1

For Immediate Release

Midland States Bancorp, Inc. Announces Exercise and Closing of Over-Allotment Option for Initial Public Offering

EFFINGHAM, ILLINOIS — June 6, 2016 — Midland States Bancorp, Inc. (NASDAQ: MSBI) announced today that the underwriters of Midland’s initial public offering have exercised in full their option to purchase 545,813 additional shares of common stock from Midland at the initial public offering price less the underwriting discount.  As a result, Midland has received aggregate net proceeds of approximately $71.8 million from the initial public offering, after deducting underwriting discounts and estimated offering expenses.

Sandler O’Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc. acted as lead book-running managers and D.A. Davidson & Co. and Stephens, Inc. acted as co-managers for the offering.  Copies of the final prospectus related to the offering can be obtained by writing Sandler O’Neill & Partners, L.P., Attention: Syndicate, 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, by emailing syndicate@sandleroneill.com or by calling (866) 805-4128; or by writing Keefe, Bruyette & Woods, Inc., 787 Seventh Ave., 4th Floor, New York, NY 10019, Attention: Equity Capital Markets or by calling (800) 966-1559.

A registration statement, including a prospectus, relating to these securities has been declared effective by the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. Midland has assets of approximately $2.9 billion, and its Midland Wealth Management Group has assets under administration of approximately $1.2 billion as of March 31, 2016.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiaries.  Midland has more than 80 locations across the United States.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-

looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Midland does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by federal securities laws.

Contact:

Douglas J. Tucker

Senior Vice President, Corporate Counsel and Director of Investor Relations

(217) 342-7566

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